                                                                       EXHIBIT 1

                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.

                                   CERTIFICATE

I, Judy L. Gomez, do hereby certify that:

        1. I am the duly elected Assistant Vice President of Bankers Trust Company of California, N.A. (the "Association").

        2. Attached hereto as Exhibit A is a true copy of the Articles of Association of BT Trust Company of California, National Association, as filed with the Comptroller of the Currency, Northeastern District, on February 13, 1986 (the "Articles of Association").

        3. On March 16, 1987, at a special meeting of the Shareholders of BT Trust Company of California, National Association, the following resolution and amendment to Article FIRST of the Articles of Association was adopted:

        RESOLVED, that the amendment of the First Article of Association is hereby approved, shall be effective immediately, and shall read as follows:

               FIRST: The title of this Association shall be "Bankers Trust Company of California, National
               Association".

        The foregoing amendment to the Articles of Association was duly approved by the Board of Directors of Bankers Trust Company of California, N.A. on March 16, 1987.

        4. Attached hereto as Exhibit B is a copy of the approval of the resolution and amendment to Article FIRST of the Articles of Association.

        5. On January 17, 1992, at a special meeting of the Shareholders of Bankers Trust Company of California, National Association, the following resolution and amendment to Article FIFTH of the Articles of Association was adopted:

               RESOLVED, that Bankers Trust Holding, Inc., the sole shareholder of Bankers Trust Company of California, N.A. ("BTCal"), hereby approves of the amendment to the first paragraph of Article FIFTH of the Articles of Association of BTCal, to read as follows:

               The authorized amount of capital stock of this Association shall be 500,000 shares of common stock of the par value of One Hundred Dollars and no cents ($100.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

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The foregoing amendment of the Articles of Association was duly approved by the
Board of Directors of Bankers Trust Company of California, N.A. on January 7, 1992.

        6. Attached hereto as Exhibit C is a copy of the official certification of the approval of the Office of the Comptroller of the Currency with respect to said amendment to Article FIFTH of the Articles of Association.

        7. The Association's Articles of Association, as amended, have not been modified or rescinded and are in full force and effect as of the date hereof.

        IN WITNESS WHEREOF, I have set my hand and the seal of this Association this 25th day of October, 2001.



                                                        /s/ Judy L. Gomez
                                                        ------------------------
                                                        Judy L. Gomez
                                                        Assistant Vice President



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                                    EXHIBIT A


              BT TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION

                             ARTICLES OF ASSOCIATION


        For the purpose of organizing an association to carry on the business of a limited purpose trust company under the laws of the United States, the undersigned do enter into the following articles of association:

            FIRST: The title of this Association shall be "BT Trust Company of California, National Association".

            SECOND: The main office of the Association shall be in the City of Los Angeles, County of Los Angeles, State of California. The general business of the Association shall be conducted at its main office and its branches.

            THIRD: The Board of Directors of this Association shall consist of not less than five nor more than twenty- five shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each director, during the full term of his or her directorship, shall own a minimum of $1,000 aggregate par value of stock of this association or a minimum par market value or equity interest of $1,000 of stock in the bank holding company controlling this association. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for may reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

            FOURTH: The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified therefor in the By-Laws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

            Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than

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                                      -2-


50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (d) the name and Residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Association owned by the notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.


            FIFTH: The authorized amount of capital stock of this Association shall be 5,000 shares of common stock of the par value of One Hundred Dollars and no cents ($100.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.


            No holder of shares of the capital stock of any class of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right of subscription thereto other than such, if any, as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.


            If the capital stock is increased by a stock dividend, each share holder shall be entitled to his/her proportionate amount of such increase in accordance with the number of shares of capital sock owned by him/her at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.


            The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

            SIXTH: The Board of Directors (a majority of whom shall be a quorum to do business) shall appoint one of its members to be President of the Association who shall hold office (unless he shall become disqualified or be sooner removed by a two-thirds vote of the members of the Board) for the term for which he was elected a Director. The Board of Directors may appoint one of its members to be Chairperson of the Board, who shall perform such duties as may be designated by it. The Board of Directors shall have power to appoint one or more Vice-Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of the Association.


            The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all by-laws that it may be lawful for them to make and generally do and perform all acts that it may be legal for a board of directors to do and perform.


            SEVENTH: The Board of Directors shall have the power to change the location of the main office of the Association to any other place within the limit of the City of Los Angeles, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.


            EIGHTH: The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.


            NINTH: The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than 25 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at her/her address as shown upon the books of the Association.

            TENTH: Any person, his/her heirs, executors or administrators, may be indemnified or reimbursed by the Association for liability and reasonable expenses (including amounts paid in settlement or in satisfaction of judgments or as fines or penalties) actually incurred in connection with any claim, action, suit, or proceeding, civil or criminal, whether or not by or in the right of the Association, in which he/she or they shall be involved or threatened to be involved by reason of he/her being or having been a director, officer, or employee of the Association or of any firm, corporation, or organization which he/she serves or has served in any such capacity at the specific request of the Association (provided he/she so served at the specific request of the Association in writing signed by the Chairperson of the Board or the President and specifically referring to this Article Tenth); provided, however, that no person shall be so indemnified or reimbursed (1) in relation to any matter in an action, suit or proceeding as to which he/she shall finally be adjudged to have been guilty of, or liable for, willful misconduct, gross neglect of duty or criminal acts in the performance of his/her duties to the Association or such firm, corporation or organization; or (2) in relation to any matter in a claim, action, suit or proceeding which has been made the subject of a settlement except with the approval of (a) a court of competent jurisdiction,
(b) the Board of Directors, acting by vote of Directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of the Directors, or (c) the shareholders, acting by vote of a majority of the outstanding shares of capital stock; and provided further that, in the case of persons serving another firm, corporation or organization at the request of the Association, the indemnity provided in this Article Tenth shall apply only if and to the extent that, after making such efforts as the Board of Directors or shareholders shall deem adequate under the circumstances, such person shall be unable to obtain indemnification from such firm, corporation or organization. The foregoing provisions for indemnification or reimbursement shall not be exclusive of other rights to which such person, his/her heirs, executors or administrators, may be entitled by contract or otherwise. Unless the context clearly requires otherwise, the term "the Association" as used in this Article shall include any predecessor corporation.


            The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

            ELEVENTH: The powers of the Association shall be limited to conducting the business of a trust company under a national bank charter, and no amendment to such powers may be made without the prior approval of the Comptroller of the Currency.



            TWELFTH: These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of the Association, voting in person or by proxy, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.



IN WITNESS WHEREOF, we have hereunto set our hands on this the date appearing opposite our names.



/s/ Peter E. Lengyel                                      10/7/85
Peter E. Lengyel                                          date

/s/ Harold K. Atkins                                      10/7/85
Harold K. Atkins                                          date

/s/ John L. Murphy                                        10/7/85
John L. Murphy                                            date

/s/ Allan C. Martin                                       10/7/85
Allan C. Martin                                           date

/s/ Rein Lumi                                             10/7/85
Rein Lumi                                                 date

/s/ Gerard P. Hourihan                                    10/7/85
Gerard P. Hourihan                                        date

State of New York
County of New York

            Before the undersigned, a Notary Public of the State of New York personally appeared Peter E. Lengyel, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

            Witness my hand and seal of office this 7 day of October, 1985.

                                                              /s/ David Abramson
                                                                   Notary Public

                                                                  DAVID ABRAMSON
                                                Notary Public, State of New York
                                                                  No. 60-0007785
                                               Commission Expires March 30, 1987





State of New York
County of New York

            Before the undersigned, a Notary Public of the State of New York personally appeared John L. Murphy, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

            Witness my hand and seal of office this 7 day of October, 1985.

                                                              /s/ David Abramson
                                                                   Notary Public

                                                                  DAVID ABRAMSON
                                                Notary Public, State of New York
                                                                  No. 60-0007785
                                               Commission Expires March 30, 1987

State of New York
County of New York

            Before the undersigned, a Notary Public of the State of New York personally appeared Harold K. Atkins, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

            Witness my hand and seal of office this 7 day of October, 1985.

                                                              /s/ David Abramson
                                                                   Notary Public

                                                                  DAVID ABRAMSON
                                                Notary Public, State of New York
                                                                  No. 60-0007785
                                               Commission Expires March 30, 1987





State of New York
County of New York

            Before the undersigned, a Notary Public of the State of New York personally appeared Allan C. Martin, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

            Witness my hand and seal of office this 7 day of October, 1985.

                                                              /s/ David Abramson
                                                                   Notary Public

                                                                  DAVID ABRAMSON
                                                Notary Public, State of New York
                                                                  No. 60-0007785
                                               Commission Expires March 30, 1987

State of New York
County of New York

            Before the undersigned, a Notary Public of the State of New York personally appeared Rein Lumi, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

                 Witness my hand and seal of office this 7 day of October, 1985.

                                                              /s/ David Abramson
                                                                   Notary Public

                                                                  DAVID ABRAMSON
                                                Notary Public, State of New York
                                                                  No. 60-0007785
                                               Commission Expires March 30, 1987





State of New York
County of New York

            Before the undersigned, a Notary Public of the State of New York personally appeared Gerard P. Hourihan, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

            Witness my hand and seal of office this 7 day of October, 1985.

                                                              /s/ David Abramson
                                                                   Notary Public

                                                                  DAVID ABRAMSON
                                                Notary Public, State of New York
                                                                  No. 60-0007785
                                               Commission Expires March 30, 1987

                                    EXHIBIT B


                      BT TRUST COMPANY OF CALIFORNIA, N.A.

                             ARTICLES OF ASSOCIATION

                                 Amendment No. 1

            The undersigned, being a majority of the stockholders of the Association, hereby agree to and approve of the amendment of the First Article of Association to read as follows:

FIRST: The title of this Association shall be "Bankers Trust Company of California, National Association." And to be effective as of the 16th day of March, 1987.

Dated:  16th March, 1987


                                              BANKERS TRUST NEW YORK CORPORATION

                                                        By: /s/ Richard S. Denny
                                                     Richard S. Denny, Secretary

                                    EXHIBIT C

Comptroller of the Currency
Administrator of National Banks

Western District Office
50 Fremont Street, Suite 3900
San Francisco, CA 94105-2292
(415) 545-5900


February 5, 1992                                               Charter No. 18608


Mr. David Abramson, Secretary
Bankers Trust Company of California, N.A.
280 Park Avenue
New York, New York  10017

Re:  Capital Change Control No. 92-WE-12-066

Dear Mr. Abramson:

This is in response to your letter of notification dated January 29, 1992, concerning the issuance of $49,500, 000.00 of common stock.

This letter is the official certification of the approval of the Office of the Comptroller of the Currency given to Bankers Trust Company of California, N.A., Los Angeles, California, to increase its common stock from $500,000 to $50,000,000. This issuance may be considered effective on January 22, 1992.

Very truly yours,



JOHN C. BEERS
Acting Director for Analysis
Western District

cc:     Mr. R. Brent Faye
        Lillick & Charles
        Two Embarcadero Center
        San Francisco, CA  94111-3996